                           Exhibits 2.6 through 2.10


     Exhibits 2.6 through 2.10 are identical in all material respect to Exhibit
2.5 and each such Exhibit is omitted. The only material detail in such omitted Exhibits which differs from Exhibit 2.5 is:

     Exhibit                            Restricted Party
     -------                            ----------------
     2.6                               William D. Bickel

     2.7                               William D. Carpenter

     2.8                               Randall Redding

     2.9                               Marvin Pilchen

     2.10                              Stephanie Kaupp





                                       73